UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) March 19, 2002

WESTSPHERE ASSET CORPORTION INC.

(Exact name of registrant as specified in its charter)

Colorado 0-32051 98-0233968

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification Number No.)

1528 9th Avenue, S.E., Calgary, Alberta T2G 0T7

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 290-0264

(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

Not Applicable

ITEM 2. Acquisition or Disposition of Assets

Not Applicable

ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants' Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

Westsphere Asset Corporation, Inc.'s President and Chief Executive Officer, Mr. Douglas Mac Donald, today announced that Westsphere Asset Corporation will be undertaking a full review of the trading activity in its common stock since its approval for quotation on the OTC/BB on June 22, 2001.

Westsphere's management and the Board of Directors have identified several significant issues in the recent past pertaining to the trading of the company's stock and have instructed a full review of such trading activity be conducted.

The review is to consist of two independent contracted investigational teams to examine the trading activity to date. The investigational teams will report directly to Westsphere's Vice President and member of its Board of Directors, Robert L. Robins.

The initial results of the review are expected to take several weeks at which time Mr. Robins will report to the Board of Directors the findings of the review. The Management is soliciting any concerns or identified specific unusual market activity that has been experienced by Westsphere shareholders to date in relation to matters concerning the trading of the company's stock on the OTC/BB.

DISCLAIMER

Forward-Looking Statements: This report contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and Westsphere Asset Corporation Inc. does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

ITEM 6. Resignation of Registrants' Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 19, 2002

WESTSPHERE ASSET CORPORTION INC.

By:/s/ DOUGLAS MAC DONALD

Name: Douglas Mac Donald

Title: President